UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 22, 2010
AMERICAN PHYSICIANS CAPITAL, INC.
(Exact Name of Registrant as Specified in its Charter)
Commission File Number 000-32057

Michigan	38-3543910
(State of Incorporation)	(IRS Employer Identification No.)

1301 North Hagadorn Road, East Lansing, Michigan	48823
(Address of principal executive offices)	(Zip Code)
(Registrant’s telephone number, including area code): (517) 351-1150
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
Item 3.03 Material Modification to Rights of Security Holders
Item 5.01 Changes in Control of Registrant
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year
Item 5.07 Submission of Matters to a Vote of Security Holders
Item 9.01 Financial Statements and Exhibits
SIGNATURES
INDEX OF EXHIBITS
EX-3.1
EX-3.2

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On October 22, 2010, American Physicians Capital, Inc. (the “Company”) completed its previously announced merger pursuant to the Agreement and Plan of Merger, as amended (the “Merger Agreement”), by and among The Doctors Company, a California-domiciled reciprocal inter-insurance exchange (“TDC”), Red Hawk Acquisition Corp., a Michigan corporation and wholly owned subsidiary of TDC (“Merger Sub”), and the Company. Pursuant to the Merger Agreement, Merger Sub was merged with and into the Company, the separate corporate existence of Merger Sub ceased, and the Company continued as the surviving corporation and as a wholly owned subsidiary of TDC (the “Merger”).
     On October 22, 2010, the Company notified The Nasdaq Global Select Market (“Nasdaq”) of the completion of the Merger and requested that trading in the Company’s common stock, no par value per share (the “Common Stock”), be suspended and that the Common Stock be withdrawn from listing on Nasdaq as of the close of market on October 22, 2010. Nasdaq is expected to file with the Securities and Exchange Commission (“SEC”) a Notification of Removal and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to delist and deregister the Common Stock. As a result, the Common Stock will no longer be listed on Nasdaq. The Company will file a Form 15 with the SEC to terminate the registration of the Common Stock under Section 12(g) of the Exchange Act and to suspend the reporting obligations of the Company under Section 15(d) of the Exchange Act.
Item 3.03 Material Modification to Rights of Security Holders.
     The information disclosed in Item 3.01 of this Current Report on Form 8-K is hereby incorporated by reference.
     Under the terms of the Merger Agreement, each share of Common Stock outstanding immediately prior to the effective time of the Merger, subject to certain exceptions described in the Merger Agreement, was converted into the right to receive $41.50 in cash, less any applicable withholding tax. All of the unexpired and unexercised options to purchase Common Stock were cancelled and converted into the right to receive cash in an amount equal to the product of (A) the total number of shares of Common Stock previously subject to such option and (B) the excess, if any, of $41.50 over the exercise price per share of Common Stock subject to such option.
     The description of the Merger in Items 3.01 and 3.03 is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement. A copy of the Merger Agreement is attached as Exhibit 2.1 to the Current Report on Form 8-K dated July 8, 2010 and a copy of Amendment No. 1 to the Merger Agreement is attached as Exhibit 99.1 to the Current Report on Form 8-K dated July 14, 2010.
Item 5.01 Changes in Control of Registrant.
     The information disclosed in Items 3.01 and 3.03 of this Current Report on Form 8-K is hereby incorporated by reference.
     On October 22, 2010, upon the effective time of the Merger, the Company became a wholly owned subsidiary of TDC. The aggregate consideration paid by TDC in connection with the Merger was approximately $396 million in cash, funded from TDC’s internal resources. To the knowledge of the Company, except as set forth herein, there are no arrangements the operation of which may at a subsequent date result in a further change in control of the Company.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Pursuant to the Merger Agreement, on October 22, 2010 at the effective time of the Merger, all of the Company’s directors immediately prior to the Merger were replaced as directors of the Company by the directors of Merger Sub immediately prior to the effective time.
     On October 22, 2010, R. Kevin Clinton, the Company’s President and Chief Executive Officer, Frank H. Freund, the Company’s Executive Vice President, Treasurer and Chief Financial Officer, and Annette E. Flood, the Company’s Executive Vice President, Secretary and Chief Operating Officer, were removed as officers of the Company. Also on October 22, 2010, the Company appointed the following officers: Richard E. Anderson, as the

Chairman, President and Chief Executive Officer; David G. Preimesberger, as the Chief Financial Officer and Treasurer; Robert D. Francis, as the Chief Operating Officer; and Bryan Lawton, as the Secretary.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.
     On October 22, 2010 at the effective time of the Merger, pursuant to the Merger Agreement, (A) the articles of incorporation of the Company were amended to read the same as the articles of incorporation of Merger Sub, except that the name of the Company remained American Physicians Capital, Inc.; and (B) the bylaws of the Company, as in effect immediately prior to the effective time of the Merger, were amended to read the same as the bylaws of Merger Sub. Copies of the Company’s amended and restated articles of incorporation and bylaws are attached as Exhibits 3.1 and 3.2 respectively, to this Current Report on Form 8-K, and are incorporated herein by reference in their entirety.
Item 5.07 Submission of Matters to a Vote of Security Holders.
     On October 20, 2010, the Company held a special meeting of shareholders to (i) approve and adopt the Merger Agreement (“Proposal 1”) and (ii) grant authority to the named proxies to adjourn the special meeting, if necessary or appropriate, and to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve Proposal 1 (“Proposal 2”). Both proposals were approved. The final voting results are set forth below:

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Proposal 1	8,273,767	3,732	2,476	0
Proposal 2	7,774,585	502,913	2,477	0
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation of American Physicians Capital, Inc.
3.2	Amended and Restated Bylaws of American Physicians Capital, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
October 22, 2010

AMERICAN PHYSICIANS CAPITAL, INC. (Registrant)
By:	/s/ Richard E. Anderson, M.D.
Richard E. Anderson, M.D.
President and Chief Executive Officer

INDEX OF EXHIBITS

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation of American Physicians Capital, Inc.
3.2	Amended and Restated Bylaws of American Physicians Capital, Inc.